UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2007

TECHNOLOGY INVESTMENT CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0118736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2007, Technology Investment Capital Corp. (the “Company”) entered into a First Amendment to its existing Amended and Restated Credit Agreement (the “First Amendment”) whereby the interest rate under the Company’s existing revolving credit facility (the “Facility”) applicable to LIBOR loans was lowered by 50 basis points to 1.75% above LIBOR. Furthermore, both Royal Bank of Canada and Branch Banking & Trust Company committed an additional $25 million each, as lenders under the Facility, bringing the total amount available under the Facility to $150 million. As of May 7, 2007, there was approximately $76.5 million outstanding under the Facility.

A copy of the First Amendment is attached hereto as Exhibit 10.1. Except as set forth above, the First Amendment did not otherwise materially amend the terms and conditions of the Facility. On May 7, 2007, the Company issued a press release announcing the First Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement

99.1	Press release dated May 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	TECHNOLOGY INVESTMENT CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President